EXHIBIT 99.1

Bacterin Closes Private Placement with Total Raise of $9.2 million

Bacterin International Schedules Conference Call to Present
Second Quarter 2010 Financial Results

BELGRADE, MT, August 5, 2010 – Bacterin International Holdings, Inc. (“Bacterin” or the “Company”) (OTCBB: BIHI), a developer of anti-infective coatings for medical applications and revolutionary bone graft material, today announced that it has closed its private placement offering raising total gross proceeds of $9.2 million from the sale to accredited investors, including certain of its directors and officers, of shares of its common stock at a purchase price of $1.60 per share, with detachable warrants to purchase one-quarter of one share its common stock (at an exercise price of $2.50 per share) for each share purchased.

In total, Bacterin sold 5,479,895 shares of its common stock and warrants to purchase 1,323,540 shares of its common stock in the private placement, including shares and warrants issued to the placement agents, which brings the Company’s total shares outstanding to approximately 35.6 million (46.5 million shares on a fully diluted basis). Bacterin received gross proceeds of $9,272,329, consisting of (i) $4,026,000 from investors in the initial private placement round that closed on June 30, 2010, which included directors and executive officers of the Company, (ii) $1,764,000 in the private placement round that closed on July 30, 2010, which only included investors who invested in the initial round, and (iii) $3,482,329 from note holders in two earlier bridge financings who converted certain principal and interest outstanding under their notes into shares of common stock and warrants in the private placement at a 10% discount to the purchase price therein, being $1.44 per share, and received warrants with a 10% discounted exercise price of $2.25.  Bacterin intends to use the cash proceeds from the capital raise to repay its remaining bridge notes in the principal amount of approximately $1.85 million and for working capital, including the expansion of its sales force.  Middlebury Securities, LLC, a wholly owned subsidiary of Middlebury Group, LLC acted as the placement agent in connection with the private placement.

Bacterin has scheduled a conference call for Thursday, August 12, 2010 at 10:00 a.m. (ET) to discuss the Company’s financial results for its second quarter ended June 30, 2010, during which management may discuss forward-looking information.  Bacterin intends to issue its earnings release after the market close on August 11, 2010.

Conference Call Details:

Date/Time:                                      Thursday, August 12, 2010—10:00 a.m. (ET)

Telephone Number:                       866-804-6925

International Dial-In Number:     857-350-1871

Participant Pass code:                   65868515

Internet Access:                          www.bacterin.com or www.earnings.com

It is recommended that participants phone-in at least 5 minutes before the call is scheduled to begin.  A replay of the conference call in its entirety will be available approximately one hour after its completion by dialing 888-286-8010 (U.S.), 617-801-6888 (International) and entering the pass code 11896393 and on the Internet at www.earnings.com.

Investor Contact:

Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108
845-323-8014 Cell
Yvonne@GrannusFinancial.com

About Bacterin International Holdings, Inc.

Bacterin International Holdings, Inc. (“Bacterin”) processes and markets innovative, biologic allografts for transplantation. The Company's products, OsteoSponge®, OsteoSponge® SC and OsteoWrap®, are made from demineralized bone that is malleable and flexible, which enables more efficient and precise handling. It also markets BacFast® and OsteoLock®, which are used in spine surgery, designed to minimize graft back-out, and increase osteoinductivity. Bacterin's latest allograft, OsteoSelect® DBM Putty has excellent handling characteristics and is distributed as a sterile product, with osteoinductivity testing completed on every lot after terminal sterilization.  Headquartered in Belgrade, Montana, Bacterin operates a 32,000 sq. ft., state-of-the-art, fully compliant and FDA registered facility, equipped with five "Class 100" clean rooms.

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. These forward-looking statements are based on current expectations or beliefs and include, but are not limited to, statements about the Company’s use of proceeds from the private placement offering and its earnings release. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the company's ability to meet its obligations under existing and anticipated contractual obligations; the company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the company; the ability of the company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. The company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.